THE SHARES OF COMMON STOCK ACQUIRED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, STATE SECURITIES LAWS OR THE LAWS OF ANY COUNTRY OUTSIDE THE UNITED STATES. ISSUANCE OF THE SHARES OF COMMON STOCK IS MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE SHARES OF COMMON STOCK CANNOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. IN ADDITION, TRANSFER OF THE SHARES OF COMMON STOCK WILL BE RESTRICTED UNDER PROVENTION BIO, INC.’S BYLAWS.

PROVENTION BIO, INC.

Common Stock Subscription Agreement

This Subscription Agreement (the “Agreement”) is made and entered into as of the date indicated on the signature page hereto, by and between Provention Bio, Inc., a Delaware corporation (the “Company”), and Amgen Inc., a Delaware corporation (“Purchaser”);

Whereas, the Company and Purchaser have entered into that certain License and Collaboration Agreement dated as of November 5, 2018 (the “License Agreement”) and other ancillary agreements (collectively, with the License Agreement, the “Transaction Documents”) related to the development by Company of the Product(s) (as defined in the License Agreement);

Whereas, the Company intends to complete an offering of its shares of common stock, par value $0.0001 per share (“Common Stock”) registered with the Securities and Exchange Commission (the “Registered Offering”);

Whereas, Purchaser desires to purchase, and the Company desires to issue and sell, shares of Common Stock in a private placement on the terms and conditions set forth herein contemporaneously with the closing of the Registered Offering.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Agreement to Sell and Purchase.

A.	Subscription and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined below), Purchaser hereby subscribes for and agrees to purchase from the Company 2,500,000 shares of Common Stock (such purchased shares of Common Stock, the “Purchased Common Stock”) at a purchase price of $8.00 per share of Common Stock (the “Per Share Price” and the Purchased Common Stock multiplied by the Per Share Price, the “Subscription Amount”).

B.	“Limitations. Notwithstanding anything herein to the contrary, the Purchaser shall have no obligation under this Agreement to subscribe for or purchase a number of shares of Common Stock that, after giving effect to such purchase, would cause Purchaser to own more than 19.5% of the Company’s outstanding shares of Common Stock as of the date of such issuance, provided the foregoing shall not relieve Amgen of its obligation to purchase equity securities of the Company up to and including the Purchase Cap subject to the terms and conditions set forth herein and in the Transaction Documents.

II.	Closing, Delivery and Payment, Termination.

A.	Closing. The closing of the sale and purchase of the Purchased Common Stock under this Agreement shall take place contemporaneously with the closing of the Registered Offering (the “Closing”) at the offices of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland New Jersey 07068 or at such time and place as the Company and Purchaser may mutually agree (such date on which the Closing occurs is hereafter referred to as the “Closing Date”).

B.	Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver to the Company:

1.	this Agreement duly executed by the Purchaser; and

2.	the Subscription Amount by wire transfer of immediately available funds made payable to the Company.

C.	Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser:

1.	this Agreement duly executed by the Company; and

2.	a copy of the irrevocable instructions to the Company’s transfer agent instructing such transfer agent to deliver, on an expedited basis, a certificate evidencing the number of Purchased Common Stock, registered in the name of the Purchaser, which shall include the Securities Act Legend and Lockup Legend (each defined below).

D.	Closing Condition. The obligations of the Purchaser and the Company to consummate the transactions contemplated by this Agreement are conditioned on the Company’s completion of the Registered Offering with cumulative net proceeds to the Company (excluding the amount invested by Purchaser hereunder) of at least $25,000,000.

E.	Termination. In the event the closing of the Registered Offering has not occurred on or prior to September 30, 2019, this Agreement shall automatically terminate unless extended by the Company and Purchaser and upon termination neither the Company nor Purchaser shall have any obligations under this Agreement; provided, that such termination shall have no effect on the Company’s or Purchaser’s continuing obligation under the License Agreement.

III.	Representations and Warranties of the Company.

The Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below.

A.	Organization, Good Standing and Qualification. The Company and each of the Company’s subsidiaries (each a “Subsidiary”), if any, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization. The Company has all requisite corporate power and authority to (1) own and operate its properties and assets, (2) execute and deliver this Agreement, (3) issue and sell the Purchased Common Stock, (4) carry out the provisions of this Agreement, and (5) carry on its business as presently conducted and as presently proposed to be conducted. The Company and each Subsidiary is duly authorized to do business and is in good standing in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its business or its ability to perform its obligations under the Transaction Documents.

B.	Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, Board of Directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Common Stock pursuant hereto has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms except (1) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (2) general principles of equity that restrict the availability of equitable remedies.

C.	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents it is party to and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or Subsidiary is a party or by which any property or asset of the Company or Subsidiary is bound, or affected, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Purchaser set forth in Section IV hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company any Subsidiary or their respective securities are subject, including all applicable trading markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its business or its ability to perform its obligations under the Transaction Documents.

D.	The Purchased Common Stock. The Purchased Common Stock is duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer set forth in this Agreement or imposed by applicable securities laws) and will not be subject to preemptive or similar rights of stockholders.

E.	SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

F.	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a material adverse effect on the Company or its business or its ability to perform its obligations under the Transaction Documents, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Purchased Common Stock contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

G.	Compliance with Laws. Except as described in the SEC Reports, the Company and the Subsidiaries are and at all times have been in full compliance with all statutes, rules, regulations, or guidance that are necessary for the ownership of their respective properties and the conduct of their respective businesses (including, without limitation, those administered by the Food & Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its business or its ability to perform its obligations under the Transaction Documents.

H.	Brokers. The Company has not retained any investment banker or broker in connection with the transactions contemplated by this Agreement.

IV.	Representations and Warranties of the Purchaser.

Purchaser hereby represents and warrants to the Company as follows:

A.	Organization; Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Purchaser of the Purchased Common Stock hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

B.	No Public Sale or Distribution. The Purchaser is acquiring the Purchased Common Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Purchaser does not have a present arrangement to effect any distribution of the Purchased Common Stock to or through any person or entity; provided, however, that by making the representations herein and except as expressly set forth herein, such Purchaser does not agree to hold any of the Purchased Common Stock for any minimum or other specific term and reserves the right to dispose of the Purchased Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

C.	Purchaser Status. At the time the Purchaser was offered the Purchased Common Stock, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

D.	Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Common Stock, and has so evaluated the merits and risks of such investment. The Purchaser understands that it must bear the economic risk of this investment in the Purchased Common Stock indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

E.	No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents it is a party to and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated hereby

F.	Restricted Securities. The Purchaser understands that the Purchased Common Stock are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser further understands that the certificates evidencing the Purchased Common Stock, purchased by it will contain the following legend (the “Securities Act Legend”):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS

G.	Prohibited Transactions. The Purchaser has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Purchaser has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other Person regarding an investment in the Company. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.

H.	Brokers. Purchaser has not retained any investment banker or broker in connection with the transactions contemplated by this Agreement.

V.	Lock-Up.

A.	Lock-Up. During the six (6) month period following the Closing, the Purchaser shall not, without the consent of the Company, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Purchased Common Stock (whether any such transaction is to be settled by delivery of Purchased Common Stock, other securities, cash or other consideration) or otherwise dispose (or publicly announce the undersigned’s intention to do any of the foregoing) of, directly or indirectly, any Purchased Common Stock. The Purchaser understands that the certificates evidencing the Purchased Common Stock, purchased by it will include a legend evidencing the lock-up contemplated herein (the “Lock-Up Legend”).

VI.	Miscellaneous.

A.	Governing Law; Venue. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

B.	Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Common Shares.

C.	Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other party’s consent in connection with the transfer or sale of all or substantially all of the business or assets of such party relating to the subject matter of this Agreement to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise. This Agreement shall inure to the benefit of successors and assigns of the Company and, subject to the restrictions on transfer described herein, be binding upon Purchaser, Purchaser’s successors and permitted assigns.

D.	Entire Agreement; Amendment; Waiver. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement. This Agreement may not be amended, modified or revoked, in whole or in part, or any provisions hereof waived, except by an agreement in writing signed by each of the parties hereto.

E.	Severability. If one or more of the provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties can reach a mutually agreeable and enforceable replacement for such provision, then (1) such provision shall be excluded from this Agreement, (2) the balance of the Agreement shall be interpreted as if such provision were so excluded and (3) the balance of the Agreement shall be enforceable in accordance with its terms.

F.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (3) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

G.	Further Assurances. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

H.	Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

I.	Counterparts. This Agreement may be manually or electronically executed in one or more counterparts (delivery of which may occur via facsimile or electronic transmission, including as an attachment to an electronic mail message in “pdf” or similar format), each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

J.	Replacement of Certificates. If any certificate or instrument evidencing any Purchased Common Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.

K.	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

L.	Rules of Construction. The parties hereto agree that they have been represented by counsel of their own choosing during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or any other document will be construed against the party drafting such agreement or document.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Subscription Agreement as of the last date set forth in the spaces provided below on which a party executed this Agreement.

PURCHASER:

I have read and understand the Subscription Agreement contained herein.

Entity:

Amgen Inc.

By:	/s/ David W. Meline
Name:	David W. Meline
Title:	EVP & Chief Financial Officer

Subscription Amount ($)

$20,000,000

Number of Shares of Common Stock

2,500,000

Tax ID or SS#: [****]

Address of Stockholder:

[****]

Telephone Number: [****]

September 18, 2019

Date

In Witness Whereof, the parties hereto have executed this Subscription Agreement as of the last date set forth in the spaces provided below on which a party executed this Agreement.

COMPANY:

PROVENTION BIO, INC.

By:	/s/ Ashleigh Palmer
Name:	Ashleigh Palmer
Title:	Chief Executive Officer
Date:	September 18, 2019

Address:

Provention Bio Inc

PO Box 666

Oldwick, NJ 08858

Email: [****]